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                                                                EXHIBIT (a)(5)


                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                           LAWTER INTERNATIONAL, INC.

                                       AT

                          $12.25 NET PER SHARE IN CASH

                                       BY

                          LIPSTICK ACQUISITION CORP.,
                          A WHOLLY OWNED SUBSIDIARY OF

                            EASTMAN CHEMICAL COMPANY

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
  NEW YORK CITY TIME, ON TUESDAY, JUNE 1, 1999, UNLESS THE OFFER IS EXTENDED.

                                                                     May 4, 1999

To Our Clients:

     Enclosed for your consideration is the Offer to Purchase, dated May 4, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, each as amended or supplemented from time to time, together constitute the "Offer") in connection with the offer by Lipstick Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Eastman Chemical Company, a Delaware corporation ("Parent"), to purchase all outstanding shares of common stock, par value $1.00 per share (the "Shares"), of Lawter International, Inc., a Delaware corporation (the "Company"), at a price of $12.25 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of April 27, 1999, by and among Parent, the Purchaser and the Company (the "Merger Agreement"). Also enclosed is a Letter to Stockholders of the Company from John P. O'Mahoney, Chairman and Chief Executive Officer of the Company, together with a Solicitation/Recommendation Statement on Schedule 14D-9.

     If a stockholder desires to tender Shares pursuant to the Offer and such stockholder's certificates for Shares are not immediately available or time will not permit all required documents to reach the Depositary (as defined in the Offer to Purchase) prior to the Expiration Date (as defined in the Offer to Purchase) or the procedure for book-entry transfer cannot be completed on a timely basis, such Shares may nevertheless be tendered according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. See Instruction 2 of the Letter of Transmittal. Delivery of documents to the Book-Entry Transfer Facility (as defined in the Offer to Purchase) in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary.

     THE MATERIAL IS BEING SENT TO YOU AS THE BENEFICIAL OWNER OF SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is invited to the following:

          1. The tender price is $12.25 per Share, net to the seller in cash, without interest thereon.
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          2. The Offer and withdrawal rights will expire at 12:00 Midnight, New
     York City time, on Tuesday, June 1, 1999, unless the Offer is extended.

          3. The Offer is being made for all outstanding Shares.

          4. THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE OFFER AND THE MERGER (AS DEFINED IN THE OFFER TO PURCHASE), AND DETERMINED THAT THE TERMS OF THE OFFER AND THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY'S STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS ACCEPT THE OFFER AND TENDER THEIR SHARES.

          5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the Expiration Date that number of Shares which, when added to the Shares beneficially owned by Parent or the Purchaser (if any), represents at least a majority of the Shares outstanding on a fully diluted basis on the date Shares are accepted for payment. The Offer is also subject to other conditions set forth in the Offer to Purchase.

          6. Tendering stockholders of record who tender Shares directly will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and any supplements or amendments thereto. The Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, the Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by the Dealer Manager (as defined in the Offer to Purchase) or one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth in this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

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                     INSTRUCTIONS WITH RESPECT TO THE OFFER
                              TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                           LAWTER INTERNATIONAL, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 4, 1999, and the related Letter of Transmittal (which, each as amended or supplemented from time to time, together constitute the "Offer"), in connection with the offer by Lipstick Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Eastman Chemical Company, a Delaware corporation ("Parent"), to purchase all outstanding shares of common stock, par value $1.00 per share (the "Shares"), of Lawter International, Inc., a Delaware corporation (the "Company").

     This will instruct you to tender to the Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

NUMBER OF SHARES TO BE TENDERED:*

-------------------------------------------
                                           Shares

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                  Account Number

Dated: ________ __, 1999


SIGN HERE

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                  Signature(s)

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           Please Type or Print Name(s)

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      Please Type or Print Address(es) Here

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         Area Code and Telephone Number

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Taxpayer Identification or Social Security Number(s)

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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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